UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2013

   EATON VANCE CORP.

 (Exact name of registrant as specified in its charter)

Maryland

1 – 8100

04-2718215

(State or other jurisdiction

(Commission File Number)

(IRS Employer Identification No.)

  of incorporation)

       Two International Place, Boston, Massachusetts

02110

  (Address of principal executive offices)

        (Zip Code)

Registrant’s telephone number, including area code:  (617) 482-8260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

INFORMATION INCLUDED IN THE REPORT

Item 2.02.

Results of Operations and Financial Condition

Registrant has reported  its results of  operations  for the three and six months ended April 30, 2013, as described in Registrant’s news release dated May 22, 2013, a copy of which is furnished herewith as Exhibit  99.1 and  incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits

Exhibit No.

Document

99.1

Press release issued by the Registrant dated May 22, 2013.

SIGNATURES

Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the Registrant  has duly  caused  this  Report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.

 (Registrant)

Date:

May 22, 2013

/s/ Laurie G. Hylton

Laurie G. Hylton, Chief Financial Officer &

Chief Accounting Officer

EXHIBIT INDEX

Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K.  The following exhibit is filed as part of this Report:

Exhibit No.

Description

99.1

Copy of Registrant's news release dated May 22, 2013.

Exhibit 99.1

News Release

Contacts:   Laurie G. Hylton 617.672.8527

Daniel C. Cataldo 617.672.8952

Eaton Vance Corp.

Report for the Three and Six Month Periods Ended April 30, 2013

Boston, MA, May 22, 2013 – Eaton Vance Corp. (NYSE: EV) today reported adjusted earnings per diluted share(1) of $0.52 for the second quarter of fiscal 2013, an increase of 16 percent over the $0.45 of adjusted earnings per diluted share in the second quarter of fiscal 2012 and an increase of 4 percent from the $0.50 of adjusted earnings per diluted share in the first quarter 2013.

As determined under U.S. generally accepted accounting principles (“GAAP”), the Company earned $0.50 in the second quarter of fiscal 2013, $0.44 in the second quarter of fiscal 2012 and $0.38 in the first quarter of fiscal 2013. Adjusted earnings differed from GAAP earnings due to adjustments in connection with increases in the estimated redemption value of non-controlling interests in affiliates redeemable at other than fair value, which reduced GAAP earnings by $0.01, $0.01 and $0.09 per diluted share in the second quarter of fiscal 2013, the second quarter of fiscal 2012 and the first quarter of fiscal 2013, respectively. In the second quarter of fiscal 2013, adjusted earnings also differed from GAAP earnings due to the closed-end fund structuring fees recognized in connection with the $205 million initial public offering of Eaton Vance Municipal Income Term Trust during the quarter, which reduced GAAP earnings per diluted share by $0.01. In the first quarter of fiscal 2013, adjusted earnings per diluted share also differed from GAAP earnings per diluted share due to the application of the two-class method of computing earnings per share in connection with the special dividend declared in the first quarter of fiscal 2013, which reduced GAAP earnings per diluted share by $0.03.

Adjusted earnings per diluted share were $1.01 in the six months ended April 30, 2013 compared to $0.92 in the six months ended April 30, 2012. The Company’s GAAP earnings per diluted share were $0.89 and $0.84, respectively, for the compared semi-annual periods.

Net inflows of $6.6 billion into long-term funds and separate accounts in the second quarter of fiscal 2013 compare to net inflows of $0.6 billion in the second quarter of fiscal 2012 and $5.4 billion in the first quarter of fiscal 2013.  As shown in Attachment 5, the sharp improvement in net flow results year-over-year reflects strong net inflows into floating-rate income and alternative mandates and improved equity net flows.  The Company’s annualized internal growth rate (net inflows into long-term assets divided by beginning of period long-term assets managed) was 11 percent in the second quarter of fiscal 2013 and 12 percent for the six months ended April 30, 2013.

___________________________________

(1)

Although the Company reports its financial results in accordance with GAAP, management believes that certain non-GAAP financial measures, while not a substitute for GAAP financial measures, may be effective indicators of the Company’s performance over time.  Adjusted net income and adjusted earnings per diluted share reflect the add back of adjustments in connection with changes in the estimated redemption value of non-controlling interests in our affiliates redeemable at other than fair value (“non-controlling interest value adjustments”), closed-end structuring fees and other items management deems non-recurring or non-operating, such as special dividends.  See reconciliation provided in Attachment 2 for more information on adjusting items.

"Strong net flows and favorable market action propelled Eaton Vance to solid growth in our second fiscal quarter" said Thomas E. Faust Jr., Chairman and Chief Executive Officer. "Higher managed assets across a range of investment categories position the Company for continued progress."

Consolidated assets under management were $260.3 billion on April 30, 2013.  This represents an increase of 32 percent over the $197.5 billion of managed assets on April 30, 2012 and an increase of 5 percent from the $247.8 billion of managed assets on January 31, 2013.  The year over year increase in ending assets under management reflects the $34.8 billion of managed assets gained in the December 2012 acquisition of the former Clifton Investment Management Company (“Clifton”) by subsidiary Parametric Portfolio Associates LLC (“Parametric”), twelve-month net inflows of $12.7 billion and market price appreciation of $15.4 billion.  The sequential increase in ending assets under management reflects net inflows of $6.6 billion and market price appreciation of $5.9 billion.

Average consolidated assets under management were $253.5 billion in the second quarter of fiscal 2013, up 30 percent from $195.6 billion in the second quarter of fiscal 2012 and up 17 percent from $216.2 billion in the first quarter of fiscal 2013.

Attachments 5 and 6 summarize the Company’s assets under management and asset flows by investment mandate and investment vehicle. Attachment 7 summarizes the Company’s assets under management by investment affiliate.

As shown in Attachment 6, consolidated gross sales and other inflows were $24.7 billion in the second quarter of fiscal 2013, up 87 percent from $13.2 billion in the second quarter of fiscal 2012 and up 27 percent from $19.4 billion in the first quarter of fiscal 2013. Gross redemptions and other outflows were $18.0 billion in the second quarter of fiscal 2013, up 42 percent from $12.7 billion in the second quarter of fiscal 2012 and up 28 percent from $14.1 billion in the first quarter of fiscal 2013.

As of April 30, 2013, 49 percent-owned affiliate Hexavest, Inc. (“Hexavest”) managed $15.3 billion of client assets, an increase of 5 percent from the $14.5 billion of managed assets on January 31, 2013. Net outflows from Hexavest-managed funds and separate accounts were $0.3 billion in the second quarter of fiscal 2013 compared to net inflows of $1.9 billion in the first quarter of fiscal 2013.  Hexavest net inflows have totaled $2.4 billion since Eaton Vance acquired its interest on August 6, 2012.  Attachment 9 summarizes assets under management and asset flow information for Hexavest. Other than Eaton Vance-sponsored funds for which Hexavest is advisor or sub-advisor, the managed assets of Hexavest are not included in Eaton Vance consolidated totals.

Financial Highlights

	Three Months Ended
	(in thousands, except per share figures)

	April 30,	January 31,	April 30,
	2013	2013	2012

Revenue	$331,692	$318,517	$304,770
Expenses	223,622	217,837	205,959
Operating income	108,070	100,680	98,811

Operating margin	33%	32%	32%

Non-operating expense	(2,196)	(5,791)	(855)
Income taxes	(38,194)	(35,939)	(35,164)
Equity in net income (loss) of affiliates, net of tax	3,440	3,177	(22)
Net income	71,120	62,127	62,770
Net income attributable to non-controlling
and other beneficial interests	(7,439)	(12,322)	(9,900)
Net income attributable to
Eaton Vance Corp. shareholders	$63,681	$49,805	$52,870
Adjusted net income attributable to Eaton
Vance Corp. shareholders(1)	$66,024	$60,452	$53,967

Earnings per diluted share	$0.50	$0.38	$0.44

Adjusted earnings per diluted share(1)	$0.52	$0.50	$0.45

Second Quarter Fiscal 2013 vs. Second Quarter Fiscal 2012

In the second quarter of fiscal 2013, revenue increased 9 percent to $331.7 million from revenue of $304.8 million in the second quarter of fiscal 2012.  Investment advisory and administrative fees were up 11 percent, reflecting a 30 percent increase in average consolidated assets under management and lower average effective fee rates, primarily as a result of the full quarter impact of the Clifton acquisition. Distribution and service fees were down 2 percent on a combined basis, reflecting lower managed assets in fund share classes that are subject to distribution and service fees.

Expenses increased 9 percent to $223.6 million in the second quarter of fiscal 2013 from $206.0 million in the second quarter of fiscal 2012, reflecting increases in compensation, distribution, service fees, fund-related expenses and other expenses, offset by reduced amortization of deferred sales commissions. Excluding the $3.4 million of structuring fee, incentive compensation and other expenses associated with the second quarter fiscal 2013 closed-end fund offering, operating expenses increased 7 percent from the second quarter of fiscal 2012. The increase in compensation expense reflects increases in sales- and operating income-based incentives, higher employee headcount and increases in base salaries and benefits, offset by a decrease in other compensation expense. Gross sales and other inflows, which drive sales-based incentives, were up 87 percent year-over-year, while pre-bonus adjusted operating income, which drives operating-income based incentives, was up 9 percent over the same period. The increase in distribution expense reflects $2.7 million in closed-end fund related structuring fees paid to distribution partners, offset by a decrease in intermediary marketing support payments to distribution partners. The increase in fund-related expenses can be attributed to an increase in expenses borne by the Company on funds for which it receives an all-in fee, as well as $0.3 million of fund-related expenses incurred in conjunction with the closed-end fund offering mentioned above. Other expenses increased 3 percent from the prior year, as increases in travel-related expenses, information technology and other corporate expenses were offset by decreases in professional fees and facilities-related expenses.  The decrease in amortization of deferred sales commissions largely reflects changes in product mix away from fund share classes to which these expenses apply.

Operating income was up 9 percent to $108.1 million in the second quarter of fiscal 2013 from $98.8 million in the second quarter of fiscal 2012.

Non-operating expense was $2.2 million in the second quarter of fiscal 2013 compared to $0.9 million in the second quarter of fiscal 2012. The increase in non-operating expense reflects a $4.5 million decrease in gains and other investment income recognized by the Company’s consolidated collateralized loan obligation entity (“CLO”) offset by a $2.2 million increase in gains and other investment income earned on the Company’s investments in sponsored products.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income (loss) of affiliates, was 36.1 percent in the second quarter of fiscal 2013.

Equity in net income (loss) of affiliates increased $3.5 million from the second quarter of fiscal 2012, reflecting $2.1 million related to the Company’s interest in Hexavest and higher income from the Company’s investments in sponsored products.

Net income attributable to non-controlling and other beneficial interests was $7.4 million in the second quarter of fiscal 2013 compared to $9.9 million in the second quarter of fiscal 2012. As shown in Attachment 3, the change reflects a decline in the net income attributable to non-controlling interest holders of the Company’s consolidated CLO entity offset by an increase in net income attributable to non-controlling interest holders of the Company’s consolidated funds.  Included in net income attributable to non-controlling and other beneficial interests in the second quarter of fiscal 2013 and 2012 were $0.7 million and $1.1 million, respectively, of non-controlling interest value adjustments relating to the Company’s Parametric Risk Advisors LLC (“PRA”) subsidiary, based on an annual April 30 enterprise value measurement.

Weighted average diluted shares outstanding increased 7.4 million shares, or 6 percent, in the second quarter of fiscal 2013 over the second quarter of fiscal 2012.  The change reflects an increase in the total number of shares outstanding due to exercise of employee stock options and an increase in the dilutive effect of in-the-money options resulting from a 42 percent increase in the quarterly average share price of the Company’s Non-Voting Common Stock.

Second Quarter Fiscal 2013 vs. First Quarter Fiscal 2013

In the second quarter of fiscal 2013, revenue increased 4 percent to $331.7 million from revenue of $318.5 million in the first quarter of fiscal 2013.  Investment advisory and administrative fees were up 5 percent in the second quarter of fiscal 2013 compared to the first quarter of fiscal 2013, reflecting a 17 percent increase in average assets under management and lower average effective fee rates, primarily due to the full quarter impact of the Clifton acquisition. Performance fees contributed $0.1 million and $1.6 million to investment advisory and administrative fees in the second quarter of fiscal 2013 and the first quarter of fiscal 2013, respectively. Distribution and service fee revenue decreased 1 percent on a combined basis, reflecting a decrease in average managed assets in fund share classes that are subject to such fees.

Expenses increased 3 percent to $223.6 million in the second quarter of fiscal 2013 from $217.8 million in the first quarter of fiscal 2013, reflecting increases in compensation, distribution, service fee, fund-related and other expenses, offset by reduced amortization of deferred sales commissions. Excluding the $3.4 million of expenses associated with the closed-end fund offering in the second quarter of fiscal 2013, operating expenses increased 1 percent from the first quarter of fiscal 2013. The increase in compensation expense reflects a full quarter of Clifton salaries and increases in sales- and operating income-based incentives, offset by decreases in the number of payroll days in the quarter, stock-based compensation and other compensation. Gross sales and other inflows, which drive sales-based incentives, were up 27 percent in the second quarter of fiscal 2013 from the first quarter of fiscal 2013, while pre-bonus adjusted operating income, which drives operating-income based incentives, was up 6 percent over the same period. The increase in distribution expense primarily reflects $2.7 million in closed-end fund related structuring fees paid to distribution partners, offset by a decrease in intermediary marketing support payments. Fund-related expenses increased 9 percent from the first quarter of fiscal 2013 due to higher expenses borne by the Company on funds for which it receives an all-in fee, an increase in sub-advisory fees paid and $0.3 million of fund-related expenses incurred in conjunction with the closed-end fund offering discussed above.

Operating income was up 7 percent to $108.1 million in the second quarter of fiscal 2013 from $100.7 million in the first quarter of fiscal 2013.

Non-operating expense was $2.2 million in the second quarter of fiscal 2013 compared to $5.8 million in the first quarter of fiscal 2013.  The decrease in non-operating expense is primarily attributable to a $2.6 million increase in gains and other investment income, net recognized by the Company’s consolidated CLO entity and a $1.2 million decrease in interest expense recognized by the Company’s consolidated CLO entity.

Equity in net income of affiliates increased by $0.3 million in the second quarter of fiscal 2013 compared to the first quarter of fiscal 2013, primarily reflecting higher income on the Company’s investments in sponsored products.  Equity in net income of affiliates for the second quarter of fiscal 2013 and the first quarter of fiscal 2013 includes $2.1 million and $2.0 million, respectively, related to Hexavest.

Net income attributable to non-controlling and other beneficial interests totaled $7.4 million in the second quarter of fiscal 2013 and $12.3 million in the first quarter of fiscal 2013. As shown in Attachment 3, the decrease can be primarily attributed to lower non-controlling interest value adjustments, offset by an increase in the net income associated with the non-controlling interests of the Company’s consolidated CLO entity and an increase in non-controlling interests associated with the Company’s consolidated funds. Included in net income attributable to non-controlling and other beneficial interests in the second quarter of fiscal 2013 and the first quarter of fiscal 2013 were $0.7 million and $10.6 million of non-controlling interest value adjustments relating, respectively, to PRA and Parametric based on an April 30 and December 31 enterprise value measurement, respectively.

Weighted average diluted shares outstanding increased 4.2 million shares, or 4 percent, in the second quarter of fiscal 2013 over the first quarter of fiscal 2013.  The change reflects an increase in the total number of shares outstanding due to exercise of employee stock options and an increase in the dilutive effect of in-the-money options due to a 23 percent increase in the average share price of the Company’s Non-Voting Common Stock over the prior quarter.

Balance Sheet Information

Cash and cash equivalents totaled $320.1 million on April 30, 2013, with no outstanding borrowings against the Company’s $300 million credit facility.  During the first six months of fiscal 2013, the Company used $22.7 million to repurchase and retire approximately 0.7 million shares of its Non-Voting Common Stock under its repurchase authorization.  Approximately 3.2 million shares of the current 8.0 million share repurchase authorization remains unused.

Conference Call Information

Eaton Vance Corp. will host a conference call and webcast at 11:00 AM EDT today to discuss the financial results for the three and six months ended April 30, 2013. To participate in the conference call, please call 877-407-0778 (domestic) or 201-689-8565 (international) and refer to “Eaton Vance Corp. Second Quarter Earnings.” A webcast of the conference call can also be accessed via Eaton Vance’s website, www.eatonvance.com.

A replay of the call will be available for one week by calling 877-660-6853 (domestic) or 201-612-7415 (international) or by accessing Eaton Vance’s website, www.eatonvance.com. Listeners to the telephone replay must enter the confirmation code 414388.

About Eaton Vance Corp.

Eaton Vance Corp. is one of the oldest investment management firms in the United States, with a history dating back to 1924. Eaton Vance and its affiliates offer individuals and institutions a broad array of investment strategies and wealth management solutions.  The Company’s long record of providing exemplary service, timely innovation and attractive returns through a variety of market conditions has made Eaton Vance the investment manager of choice for many of today’s most discerning investors.  For more information about Eaton Vance, visit www.eatonvance.com.

Forward-Looking Statements

This news release may contain statements that are not historical facts, referred to as “forward-looking statements.”  The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, client sales and redemption activity, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed in the Company’s filings with the Securities and Exchange Commission.

							Attachment 1
Eaton Vance Corp.
Summary of Results of Operations
(in thousands, except per share figures)

	Three Months Ended					Six Months Ended
				%	%
				Change	Change
				Q2 2013	Q2 2013
	April 30,	January 31,	April 30,	vs.	vs.	April 30,	April 30,	%
	2013	2013	2012	Q1 2013	Q2 2012	2013	2012	Change
Revenue:

Investment advisory and administrative fees	$276,921	$263,281	$248,888	5%	11%	$540,202	$488,340	11%
Distribution and underwriter fees	22,165	22,751	22,551	(3)	(2)	44,916	45,066	-
Service fees	31,132	31,130	32,065	-	(3)	62,262	64,364	(3)
Other revenue	1,474	1,355	1,266	9	16	2,829	2,606	9
Total revenue	331,692	318,517	304,770	4	9	650,209	600,376	8
Expenses:

Compensation and related costs	110,012	108,829	97,566	1	13	218,841	194,249	13
Distribution expense	35,304	33,889	32,960	4	7	69,193	65,288	6
Service fee expense	29,211	28,264	28,088	3	4	57,475	56,761	1
Amortization of deferred sales commissions	4,752	4,783	5,533	(1)	(14)	9,535	11,353	(16)
Fund-related expenses	8,074	7,424	6,590	9	23	15,498	13,241	17
Other expenses	36,269	34,648	35,222	5	3	70,917	67,853	5
Total expenses	223,622	217,837	205,959	3	9	441,459	408,745	8
Operating income	108,070	100,680	98,811	7	9	208,750	191,631	9
Non-operating income (expense):
Gains and other investment income, net	5,043	5,207	2,796	(3)	80	10,250	10,973	(7)
Interest expense	(8,572)	(8,570)	(8,412)	-	2	(17,142)	(16,825)	2
Other income (expense) of consolidated CLO entity:
Gains and other investment income, net	4,384	1,793	8,895	144	(51)	6,177	19,175	(68)
Interest expense	(3,051)	(4,221)	(4,134)	(28)	(26)	(7,272)	(8,445)	(14)
Total non-operating (expense) income	(2,196)	(5,791)	(855)	(62)	157	(7,987)	4,878	NM

Income before income taxes and equity
in net income (loss) of affiliates	105,874	94,889	97,956	12	8	200,763	196,509	2
Income taxes	(38,194)	(35,939)	(35,164)	6	9	(74,133)	(70,351)	5
Equity in net income (loss) of affiliates,
net of tax	3,440	3,177	(22)	8	NM	6,617	1,482	346
Net income	71,120	62,127	62,770	14	13	133,247	127,640	4
Net income attributable to non-controlling
and other beneficial interests	(7,439)	(12,322)	(9,900)	(40)	(25)	(19,761)	(27,499)	(28)
Net income attributable to
Eaton Vance Corp. Shareholders	$63,681	$49,805	$52,870	28	20	$113,486	$100,141	13

Earnings per share:
Basic	$0.53	$0.39	$0.46	36	15	$0.93	$0.87	7
Diluted	$0.50	$0.38	$0.44	32	14	$0.89	$0.84	6

Weighted average shares outstanding:
Basic	117,102	114,925	112,418	2	4	115,900	112,541	3
Diluted	123,330	119,112	115,881	4	6	121,235	115,324	5

Dividends declared per share	$0.20	$1.20	$0.19	(83)	5	$1.40	$0.38	268

						Attachment 2
Eaton Vance Corp.
Reconciliation of net income attributable to Eaton Vance Corp.
shareholders to adjusted net income attributable to Eaton Vance
Corp. shareholders and earnings per diluted share to adjusted earnings per diluted share

	Three Months Ended					Six Months Ended
				% Change	% Change
	April 30,	January 31,	April 30,	Q2 2013 vs.	Q2 2013 vs.	April 30,	April 30,	%
(in thousands, except per share figures)	2013	2013	2012	Q1 2013	Q2 2012	2013	2012	Change

Net income attributable to Eaton Vance
Corp. shareholders	$63,681	$49,805	$52,870	28%	20%	$113,486	$100,141	13%

Non-controlling interest value adjustments	666	10,647	1,097	(94)	(39)	11,313	9,199	23

Closed-end fund structuring fees, net of tax	1,677	-	-	NM	NM	1,677	-	NM

Adjusted net income attributable to Eaton
Vance Corp. shareholders	$66,024	$60,452	$53,967	9	22	$126,476	$109,340	16

Earnings per diluted share	$0.50	$0.38	$0.44	32	14	$0.89	$0.84	6

Non-controlling interest value adjustments	0.01	0.09	0.01	(89)	-	0.09	0.08	13

Closed-end fund structuring fees, net of tax	0.01	-	-	NM	NM	0.01	-	NM

Special dividend adjustment	-	0.03	-	NM	NM	0.02	-	NM

Adjusted earnings per diluted share	$0.52	$0.50	$0.45	4	16	$1.01	$0.92	10

							Attachment 3
Eaton Vance Corp.
Components of net income attributable
to non-controlling and other beneficial interests

	Three Months Ended					Six Months Ended
				% Change	% Change
	April 30,	January 31,	April 30,	Q2 2013 vs.	Q2 2013 vs.	April 30,	April 30,	%
(in thousands)	2013	2013	2012	Q1 2013	Q2 2012	2013	2012	Change

Consolidated funds	$(2,986)	$(1,106)	$(1,182)	170%	153%	$(4,092)	$(2,328)	76%

Majority-owned subsidiaries	(3,690)	(3,899)	(3,751)	(5)	(2)	(7,589)	(7,111)	7

Non-controlling interest value adjustments	(666)	(10,647)	(1,097)	(94)	(39)	(11,313)	(9,199)	23

Consolidated CLO entity	(97)	3,330	(3,870)	NM	(97)	3,233	(8,861)	NM

Net income attributable to non-controlling
and other beneficial interests	$(7,439)	$(12,322)	$(9,900)	(40)	(25)	$(19,761)	$(27,499)	(28)

		Attachment 4
Eaton Vance Corp.
Balance Sheet
(in thousands, except per share figures)

	April 30,	October 31,
	2013	2012
Assets

Cash and cash equivalents	$320,135	$462,076
Investment advisory fees and other receivables	153,135	133,589
Investments	542,058	486,933
Assets of consolidated collateralized loan obligation ("CLO") entity:
Cash and cash equivalents	61,244	36,758
Bank loans and other investments	319,321	430,583
Other assets	5,538	1,107
Deferred sales commissions	19,261	19,336
Deferred income taxes	54,637	51,234
Equipment and leasehold improvements, net	51,657	54,889
Intangible assets, net	79,251	59,228
Goodwill	228,876	154,636
Other assets	52,166	89,122
Total assets	$1,887,279	$1,979,491

Liabilities, Temporary Equity and Permanent Equity

Liabilities:

Accrued compensation	$86,993	$145,338
Accounts payable and accrued expenses	60,428	59,397
Dividend payable	24,287	23,250
Debt	500,000	500,000
Liabilities of consolidated CLO entity:
Senior and subordinated note obligations	368,127	446,605
Other liabilities	489	766
Other liabilities	72,905	91,785
Total liabilities	1,113,229	1,267,141
Commitments and contingencies

Temporary Equity:
Redeemable non-controlling interests	121,252	98,765
Total temporary equity	121,252	98,765

Permanent Equity:
Voting Common Stock, par value $0.00390625 per share:
Authorized, 1,280,000 shares
Issued, 399,240 and 413,167 shares, respectively	2	2
Non-Voting Common Stock, par value $0.00390625 per share:
Authorized, 190,720,000 shares
Issued, 121,009,816 and 115,878,384 shares, respectively	473	453
Additional paid-in capital	129,282	26,730
Notes receivable from stock option exercises	(7,278)	(4,155)
Accumulated other comprehensive income	1,251	3,923
Appropriated retained earnings	15,466	18,699
Retained earnings	512,038	566,420
Total Eaton Vance Corp. shareholders' equity	651,234	612,072
Non-redeemable non-controlling interests	1,564	1,513
Total permanent equity	652,798	613,585
Total liabilities, temporary equity and permanent equity	$1,887,279	$1,979,491

					Attachment 5
Eaton Vance Corp.
Consolidated Net Flows by Investment Mandate(1)
(in millions)
	Three Months Ended			Six Months Ended
	April 30,	January 31,	April 30,	April 30,	April 30,
	2013	2013	2012	2013	2012
Equity assets - beginning of period(2)	$86,518	$80,782	$84,957	$80,782	$84,281
Sales and other inflows	5,270	4,496	4,416	9,766	9,192
Redemptions/outflows	(4,990)	(4,959)	(6,998)	(9,949)	(13,472)
Net flows	280	(463)	(2,582)	(183)	(4,280)
Assets acquired(3)	-	1,572	-	1,572	-
Exchanges	124	(8)	(5)	116	(13)
Market value change	2,612	4,635	3,670	7,247	6,052
Equity assets - end of period	$89,534	$86,518	$86,040	$89,534	$86,040
Fixed income assets - beginning of period	49,679	49,003	45,514	49,003	43,708
Sales and other inflows	3,289	3,377	3,626	6,666	6,253
Redemptions/outflows	(3,348)	(3,375)	(2,276)	(6,723)	(4,729)
Net flows	(59)	2	1,350	(57)	1,524
Assets acquired(3)	-	472	-	472	-
Exchanges	(59)	(22)	-	(81)	40
Market value change	388	224	27	612	1,619
Fixed income assets - end of period	$49,949	$49,679	$46,891	$49,949	$46,891
Floating-rate income assets - beginning of period	28,656	26,388	24,376	26,388	24,322
Sales and other inflows	6,092	3,260	1,662	9,352	3,122
Redemptions/outflows	(1,153)	(1,359)	(1,451)	(2,512)	(2,740)
Net flows	4,939	1,901	211	6,840	382
Exchanges	50	33	27	83	19
Market value change	34	334	233	368	124
Floating-rate income assets - end
of period	$33,679	$28,656	$24,847	$33,679	$24,847
Alternative assets - beginning of period	14,345	12,864	10,462	12,864	10,650
Sales and other inflows	2,767	1,809	1,121	4,576	2,227
Redemptions/outflows	(960)	(1,055)	(1,036)	(2,015)	(2,238)
Net flows	1,807	754	85	2,561	(11)
Assets acquired(3)	-	650	-	650	-
Exchanges	(103)	(13)	(23)	(116)	(62)
Market value change	(27)	90	(7)	63	(60)
Alternative assets - end of period	$16,022	$14,345	$10,517	$16,022	$10,517
Implementation services assets -
beginning of period(4)	68,420	30,302	25,864	30,302	24,574
Sales and other inflows	7,252	6,479	2,401	13,731	3,928
Redemptions/outflows	(7,576)	(3,316)	(898)	(10,892)	(2,094)
Net flows	(324)	3,163	1,503	2,839	1,834
Assets acquired(3)	-	32,064	-	32,064	-
Exchanges	(15)	-	(1)	(15)	(1)
Market value change	2,885	2,891	1,486	5,776	2,445
Implementation services assets -
end of period	$70,966	$68,420	$28,852	$70,966	$28,852
Long-term assets - beginning of period	247,618	199,339	191,173	199,339	187,535
Sales and other inflows	24,670	19,421	13,226	44,091	24,722
Redemptions/outflows	(18,027)	(14,064)	(12,659)	(32,091)	(25,273)
Net flows	6,643	5,357	567	12,000	(551)
Assets acquired(3)	-	34,758	-	34,758	-
Exchanges	(3)	(10)	(2)	(13)	(17)
Market value change	5,892	8,174	5,409	14,066	10,180
Total long-term assets - end of period	$260,150	$247,618	$197,147	$260,150	$197,147
Cash management fund assets -
end of period	127	155	340	127	340
Total assets under management -
end of period	$260,277	$247,773	$197,487	$260,277	$197,487
(1) Consolidated Eaton Vance Corp. See Attachment 9 for managed assets and flows of 49 percent-owned Hexavest Inc.
(2) Balances include assets in balanced accounts holding income securities.
(3) Balances represent Clifton assets acquired on December 31, 2012.
(4) Balances represent amounts reclassified from equity for fiscal 2012 periods.

				Attachment 6
Eaton Vance Corp.
Consolidated Net Flows by Investment Vehicle(1)
(in millions)
	Three Months Ended			Six Months Ended
	April 30,	January 31,	April 30,	April 30,	April 30,
	2013	2013	2012	2013	2012
Long-term fund assets - beginning of period	$119,162	$113,249	$112,664	$113,249	$111,705
Sales and other inflows	12,629	9,079	6,648	21,708	13,553
Redemptions/outflows	(6,506)	(6,876)	(7,818)	(13,382)	(15,930)
Net flows	6,123	2,203	(1,170)	8,326	(2,377)
Assets acquired(2)	-	638	-	638	-
Exchanges	(3)	(19)	(2)	(22)	(16)
Market value change	1,732	3,091	2,537	4,823	4,717
Long-term fund assets - end of period	$127,014	$119,162	$114,029	$127,014	$114,029

Institutional separate account assets -
beginning of period	83,350	43,338	38,726	43,338	38,003
Sales and other inflows	8,102	6,785	3,261	14,887	5,085
Redemptions/outflows	(9,071)	(3,821)	(2,794)	(12,892)	(5,009)
Net flows	(969)	2,964	467	1,995	76
Assets acquired(2)	-	34,120	-	34,120	-
Exchanges	-	5	40	5	11
Market value change	2,343	2,923	1,650	5,266	2,793
Institutional separate account assets -
end of period	$84,724	$83,350	$40,883	$84,724	$40,883

High-net-worth separate account assets -
beginning of period	16,245	15,036	13,255	15,036	13,256
Sales and other inflows	1,497	1,379	1,338	2,876	2,359
Redemptions/outflows	(573)	(1,198)	(534)	(1,771)	(1,086)
Net flows	924	181	804	1,105	1,273
Exchanges	9	(15)	(42)	(6)	(999)
Market value change	849	1,043	687	1,892	1,174
High-net-worth separate account
assets - end of period	$18,027	$16,245	$14,704	$18,027	$14,704

Retail managed account assets -
beginning of period	28,861	27,716	26,528	27,716	24,571
Sales and other inflows	2,442	2,178	1,979	4,620	3,725
Redemptions/outflows	(1,877)	(2,169)	(1,513)	(4,046)	(3,248)
Net flows	565	9	466	574	477
Exchanges	(9)	19	2	10	987
Market value change	968	1,117	535	2,085	1,496
Retail managed account assets -
end of period	$30,385	$28,861	$27,531	$30,385	$27,531

Total long-term assets - beginning
of period	247,618	199,339	191,173	199,339	187,535
Sales and other inflows	24,670	19,421	13,226	44,091	24,722
Redemptions/outflows	(18,027)	(14,064)	(12,659)	(32,091)	(25,273)
Net flows	6,643	5,357	567	12,000	(551)
Assets acquired(2)	-	34,758	-	34,758	-
Exchanges	(3)	(10)	(2)	(13)	(17)
Market value change	5,892	8,174	5,409	14,066	10,180
Total long-term assets - end of period	$260,150	$247,618	$197,147	$260,150	$197,147

Cash management fund assets -
end of period	127	155	340	127	340

Total assets under management -
end of period	$260,277	$247,773	$197,487	$260,277	$197,487

(1) Consolidated Eaton Vance Corp. See Attachment 9 for managed assets and flows of 49 percent-owned Hexavest Inc.
(2) Balances represent Clifton assets acquired on December 31, 2012.

				Attachment 7
Eaton Vance Corp.
Consolidated Assets under Management by Investment Affiliate (1)
(in millions)

	April 30,	January 31,	%	April 30,	%
	2013	2013	Change	2012	Change
Eaton Vance Management(2)	$142,211	$134,554	6%	$133,257	7%
Parametric	100,760	96,725	4%	49,245	105%
Atlanta Capital	17,306	16,494	5%	14,985	15%
Total	$260,277	$247,773	5%	$197,487	32%

(1) Consolidated Eaton Vance Corp. See Attachment 9 for managed assets and flows of 49 percent-owned Hexavest.
(2) Includes managed assets of wholly owned subsidiaries Eaton Vance Investment Counsel and Fox Asset Management
LLC, as well as certain Eaton Vance-sponsored funds and accounts managed by Hexavest and unaffiliated third-party advisors under Eaton Vance supervision.

				Attachment 8
Eaton Vance Corp.
Consolidated Assets under Management by Investment Mandate (1)
(in millions)

	April 30,	January 31,	%	April 30,	%
	2013	2013	Change	2012	Change
Equity(2)	$89,534	$86,518	3%	$86,040	4%
Fixed income	49,949	49,679	1%	46,891	7%
Floating-rate income	33,679	28,656	18%	24,847	36%
Alternative	16,022	14,345	12%	10,517	52%
Implementation services	70,966	68,420	4%	28,852	146%
Cash management	127	155	-18%	340	-63%
Total	$260,277	$247,773	5%	$197,487	32%

(1) Consolidated Eaton Vance Corp. See Attachment 9 for managed assets and flows of 49 percent-owned Hexavest.
(2) Balances include assets in balanced accounts holding income securities.

Attachment 9
Eaton Vance Corp.
Hexavest Inc. Assets under Management and Net Flows
(in millions)

	Three Months Ended		Six Months Ended
	April 30,	January 31,	April 30,
	2013	2013	2013
Eaton Vance distributed:
Eaton Vance sponsored funds - beginning
of period(1)	$135	$37	$37
Sales and other inflows	17	94	111
Redemptions/outflows	(1)	(5)	(6)
Net flows	16	89	105
Market value change	10	9	19
Eaton Vance sponsored funds - end
of period	$161	$135	$161
Eaton Vance distributed separate accounts -
beginning of period(2)	$1,185	$-	$-
Sales and other inflows	3	1,148	1,151
Redemptions/outflows	-	-	-
Net flows	3	1,148	1,151
Market value change	95	37	132
Eaton Vance distributed separate accounts -
end of period	$1,283	$1,185	$1,283
Total Eaton Vance distributed - beginning
of period	$1,320	$37	$37
Sales and other inflows	20	1,242	1,262
Redemptions/outflows	(1)	(5)	(6)
Net flows	19	1,237	1,256
Market value change	105	46	151
Total Eaton Vance distributed - end
of period	$1,444	$1,320	$1,444
Hexavest directly distributed - beginning
of period(3)	$13,224	$12,073	$12,073
Sales and other inflows	298	920	1,218
Redemptions/outflows	(570)	(263)	(833)
Net flows	(272)	657	385
Market value change	879	494	1,373
Hexavest directly distributed - end
of period	$13,831	$13,224	$13,831
Total Hexavest assets - beginning of period	$14,544	$12,110	$12,110
Sales and other inflows	318	2,162	2,480
Redemptions/outflows	(571)	(268)	(839)
Net flows	(253)	1,894	1,641
Market value change	984	540	1,524
Total Hexavest assets - end of period	$15,275	$14,544	$15,275
(1)	Managed assets and flows of Eaton Vance-sponsored pooled investment vehicles for which Hexavest is advisor or sub-advisor.
Eaton Vance receives management and/or distribution revenue on these assets, which are included in the Eaton
Vance consolidated results in Attachments 5, 6, 7 and 8.
(2)	Managed assets and flows of Eaton Vance-distributed separate accounts managed by Hexavest. Eaton Vance receives distribution, but not management, revenue on these assets, which are not included in the Eaton Vance consolidated results in Attachments 5, 6, 7 and 8.
(3)	Managed assets and flows of pre-transaction Hexavest clients and post-transaction Hexavest clients in Canada. Eaton
Vance receives no management or distribution revenue on these assets, which are not included in the Eaton Vance consolidated results in Attachments 5, 6, 7 and 8.